As filed with the Securities and Exchange Commission on April 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON TRUST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	23 Broad Street Westerly, Rhode Island 02891	05-0404671
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(IRS Employer Identification No.)

WASHINGTON TRUST BANCORP, INC.

2013 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Joseph J. MarcAurele

Chairman, President and Chief Executive Officer

Washington Trust Bancorp, Inc.

23 Broad Street

Westerly, Rhode Island 02891

(401) 348-1200

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Paul W. Lee, Esq.

Samantha M. Kirby, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.0625 per share	1,748,250	$26.46	$46,258,695	$6,309.69

(1)	This Registration Statement relates to 1,748,250 shares of common stock, par value $0.0625 per share (“Common Stock”), of Washington Trust Bancorp, Inc. (the “Registrant”) that may be issued under the Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan (the “Plan”), plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of the Registrant’s Common Stock on April 17, 2013, as reported on the NASDAQ Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The documents listed below, which have previously been filed by Washington Trust Bancorp, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 13, 2013; and

(b) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on August 21, 2006 under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a publicly-owned, registered bank holding company, organized in 1984 under the laws of the State of Rhode Island, whose subsidiaries are permitted to engage in banking and other financial services and businesses. Section 7-1.2-814 of the Rhode Island Business Corporation Act, as amended, provides that a corporation generally has the power to indemnify directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which such director, officer, employee or agent may be a party by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests, (b) in all other cases, that his or her conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

In accordance with Section 7-1.2-202 of the Rhode Island Business Corporation Act, Article Eleventh of the Restated Articles of Incorporation, as amended, of the Registrant provides that no director of the Registrant shall be liable to the Registrant or its shareholders for monetary damages for breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.2-811 of the Rhode Island Business Corporation Act, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or (iv) for any transaction from which the director derived an improper personal benefit (unless such transaction is permitted by Section 7-1.2-807 of the Rhode Island Business Corporation Act, which relates to director conflicts of interest).

The Registrant’s By-Laws provide for indemnification to the fullest extent permitted under the Rhode Island Business Corporation Act. Specifically, the Registrant’s By-Laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that such person has met the standards of care required under such provisions to be entitled to indemnification.

Section 7-1.2-814(i) of the Rhode Island Business Corporation Act and Section 8.04 of the Registrant’s By-Laws provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who, while a director, officer, employee or agent of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such persons in any such capacity. The Registrant has obtained insurance covering its directors and officers against losses and insuring the Registrant against certain of its obligations to indemnify its directors and officers.

Item 8.	Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.*

23.1	Consent of KPMG LLP, as independent registered public accounting firm.*

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).*

24.1	Power of attorney (included in the signature page to this Registration Statement).*

99.1	Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan (incorporated by reference to Appendix A of the Registrant’s definitive proxy statement filed on March 13, 2013).

*	Filed herewith

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Westerly, the State of Rhode Island on this 23rd day of April 2013.

WASHINGTON TRUST BANCORP, INC.

By:	/s/ Joseph J. MarcAurele
Joseph J. MarcAurele
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Washington Trust Bancorp, Inc., hereby severally constitute Joseph J. MarcAurele and David V. Devault and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Washington Trust Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph J. MarcAurele	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 23, 2013
Joseph J. MarcAurele

/s/ David V. Devault	Senior Executive Vice President, Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 23, 2013
David V. Devault

/s/ John J. Bowen	Director	April 23, 2013
John J. Bowen

/s/ Steven J. Crandall	Director	April 23, 2013
Steven J. Crandall

/s/ Robert A. DiMuccio	Director	April 23, 2013
Robert A. DiMuccio

/s/ Barry G. Hittner	Director	April 23, 2013
Barry G. Hittner

/s/ Katherine W. Hoxsie	Director	April 23, 2013
Katherine W. Hoxsie

/s/ Kathleen E. McKeough	Director	April 23, 2013
Kathleen E. McKeough

/s/ Victor J. Orsinger II	Director	April 23, 2013
Victor J. Orsinger II

/s/ H. Douglas Randall III	Director	April 23, 2013
H. Douglas Randall III

/s/ Edwin J. Santos	Director	April 23, 2013
Edwin J. Santos

/s/ Patrick J. Shanahan, Jr.	Director	April 23, 2013
Patrick J. Shanahan, Jr.

/s/ John F. Treanor	Director	April 23, 2013
John F. Treanor

/s/ John C. Warren	Director	April 23, 2013
John C. Warren

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.*

23.1	Consent of KPMG LLP, as independent registered public accounting firm.*

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).*

24.1	Power of attorney (included in the signature page to this Registration Statement).*

99.1	Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s definitive proxy statement filed on March 13, 2013).

*	Filed herewith